UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2017

Performance Food Group Company

(Exact name of registrant as specified in its charter)

Delaware	001-37578	43-1983182
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of registrant’s principal executive office)		(Zip code)

(804) 484-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. James Hope to Executive Vice President and Chief Financial Officer

On December 14, 2017, Thomas G. Ondrof, Executive Vice President and Chief Financial Officer of the Company notified the Company of his intention to resign from his position as Executive Vice President and Chief Financial Officer, effective March 1, 2018. Following the transition period, Mr. Ondrof will serve as Strategic Growth Leader of the Company. The Board appointed James Hope, 57, as Executive Vice President and Chief Financial Officer of the Company, effective March 1, 2018.

In connection with Mr. Hope’s appointment to Executive Vice President and Chief Financial Officer, Mr. Hope’s annual base salary will be increased to $600,000, effective March 1, 2018; and his fiscal 2018 annual bonus will be prorated to reflect his annual base salary prior to March 1, 2018 and his revised annual base salary on and following March 1, 2018.

Prior to being appointed as our Executive Vice President and Chief Financial Officer, Mr. Hope has served as our Executive Vice President, Operations since July 2014. Prior to joining the Company, he was with Sysco Corporation for approximately 30 years, most recently as Executive Vice President, Business Transformation from January 2010 to June 2013.

There are no arrangements or understandings between Mr. Hope and any other persons pursuant to which he was elected to serve as Executive Vice President and Chief Financial Officer and there are no family relationships between Mr. Hope and any director or executive officer of the Company. Mr. Hope has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Ondrof’s appointment as Strategic Growth Leader of the Company, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Ondrof that provides that Mr. Ondrof will serve as Strategic Growth Leader of the Company beginning on March 1, 2018. Under the Letter Agreement, Mr. Ondrof (i) is entitled to an annual base salary of $160,000, effective March 1, 2018; and (ii) is eligible to receive his fiscal 2018 annual bonus prorated to reflect his annual base salary prior to March 1, 2018 and his revised annual base salary on and following March 1, 2018.

Item 7.01	Regulation FD Disclosure.

On December 15, 2017, the Company issued a press release announcing the Chief Financial Officer transition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release of Performance Food Group Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: December 15, 2017	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, General Counsel and Secretary